Exhibit 10.2
Valeant Pharmaceuticals International
2006 Equity Incentive Plan
Restricted Stock Unit Award Agreement
     Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Agreement”), Valeant Pharmaceuticals International (the “Company”) has awarded you a Restricted Stock Unit pursuant to Section 6(b) of the Company’s 2006 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (“Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your Award are as follows.
     1. Consideration. Consideration for this Award is satisfied by your services to the Company.
     2. Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice provided that vesting will cease upon termination of your Continuous Service. Vested shares of Common Stock subject to your Award may be forfeited to the extent provided in Section 4 of this Agreement.
     3. Dividend Equivalents. Dividend equivalents will be credited in respect of shares covered this Award. Such dividend equivalents will be converted into additional shares covered by this Award by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of shares covered by this Award by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional shares of Common Stock credited by reason of such dividend equivalents will be subject to all the terms and conditions of this Award and shall vest and shall be distributed only upon the vesting and distribution of the underlying shares with respect to which the dividend equivalents were granted.
     4. Distribution of Shares of Common Stock. The Company will deliver to you a number of shares of Common Stock equal to the number of vested shares of Common Stock subject to your Award, as well as dividend equivalents credited with respect to such shares, on the date that is the first anniversary of the date of your termination of service as a member of the Board that qualifies as a “separation from service” for purposes of Section 409A of the Code, or if earlier, as soon as administratively practicable after the date of your death; provided, that, notwithstanding anything in the Plan to the contrary, if the Company terminates your service for Cause, then you shall forfeit any right under a vested Award to such distribution of Common Stock. Notwithstanding the foregoing, in the event that the Company determines that your sale of shares of Company Stock on the date the shares subject to the Award are scheduled to be delivered (the “Original Distribution Date”) would violate its policy regarding insider trading of the Common Stock, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the next date that you could sell such shares pursuant to such policy; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the later of: (1) December 31st of the same calendar year of the Original Distribution Date, or (2) the 15th day of the third calendar month following the Original Distribution Date.
     5. Number of Shares. The number of shares of Common Stock subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. The Company will establish a bookkeeping account to reflect the number of shares that are subject to your Award and the Fair Market Value of the shares that are subject to your Award. However, you will not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any shares of Common Stock subject to your Award (including but not limited to stockholder voting rights) unless and until the shares have been delivered to in accordance with Section 4 of this Agreement.
     6. Compliance with Section 409A of the Internal Revenue Code. Notwithstanding anything to the contrary set forth herein, the Company may amend this Agreement and your Award at any time and in any and all respects without your consent as the Company may, in its sole discretion, deem appropriate in order to comply with the requirements of the Treasury Department regulations and other guidance governing Section 409A of the Code. The Company will notify you of any such changes made to this Agreement and your Award.
     7. Securities Law Compliance. You may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
     8. Restrictive Legends. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.
     9. Transferability. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to receive any distribution of shares of Common Stock pursuant to Section 4 of this Agreement.
     10. Award Not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award will obligate the Company or an Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as a Director or Consultant to the Company or an Affiliate.
     11. Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Restricted Stock Unit, you will be considered an unsecured creditor of the Company with respect

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to the Company’s obligation, if any, to issue shares of Common Stock pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock subject to your Award until such shares of Common Stock are issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
     12. Withholding Obligations.
          (a) On or before the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the shares of Common Stock, payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the Federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.
          (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such shares of Common Stock.
     13. Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
     14. Headings. The headings of the Sections in this Agreement are inserted for convenience only and will not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
     15. Amendment. Nothing in this Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 2 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your Award and this Agreement. Notwithstanding the foregoing, the Company may amend this Agreement and your Award without your consent as provided in Section 6 of this Agreement. Without limiting the foregoing, the Board (or appropriate committee thereof) reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
     16. Miscellaneous.
          (a) The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

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          (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
          (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
          (d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
          (e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     17. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. The Board (or appropriate committee thereof) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board (or appropriate committee thereof) will be final and binding upon you, the Company, and all other interested persons. No member of the Board (or appropriate committee thereof) will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     18. Effect on Other Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the benefits under any benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s benefit plans.
     19. Choice of Law. The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.
     20. Resolution of Disputes. To ensure rapid and economical resolution of any disputes that may arise under the Plan and this Agreement with respect to your Award, you and the Company agree that any and all disputes, claims, or controversies of any nature whatsoever arising from or regarding the interpretation, performance, enforcement or breach of the Plan and this Agreement with respect to your Award (excluding, however, any dispute that may arise with respect to a termination for Cause as provided in Section 4 of this Agreement) shall be resolved, to the fullest extent allowed by law, by confidential, final and binding arbitration conducted by

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Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Orange County, California, under the then-existing JAMS rules, using a single arbitrator. The arbitration shall be completed within six (6) months from the date the demand for arbitration is filed with JAMS, provided that the arbitrator may extend such date for good reason as determined in his sole discretion. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision including the arbitrator’s essential findings and conclusions and a statement of the award. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The arbitrator, and not a court, shall be authorized to determine whether the provisions of this Section 20 apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the foregoing, neither party shall be permitted to initiate a demand for arbitration until it has participated in a non-binding mediation conducted by JAMS, after providing notice to the other party. Both parties shall participate in such a mediation within forty-five (45) days of delivery of such notice. If the parties cannot mutually agree upon a mediator within ten (10) days of such notice, then a mediator shall be designated by JAMS.
     21. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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